Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Greenpro, Inc. on Form S1, Amendment No 2, of our report dated November 28, 2013, relating to the financial statements of Greenpro, Inc. for the fiscal year ended October 31, 2013, and to the use of our name and the statements with respect to us, as appearing under the heading “Interest of Named Experts and Counsel” in the prospectus.

/s/ WELD ASIA ASSOCIATES
WELD ASIA ASSOCIATES
Date: June 12, 2014
Kuala Lumpur, Malaysia

Audit  ♦ Tax  ♦ Advisory
With Offices in: Hong Kong ♦ Shenzhen ♦ Shanghai ♦ Singapore ♦ Malaysia